Exhibit 10.23

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

NOTICE OF CLASS 2 PERFORMANCE LTIP UNIT AWARD

Grantee’s Name and Address:

In consideration of the agreement by the Grantee named above (the “Grantee”) to provide services to or for the benefit of United Dominion Realty, L.P. (the “Partnership”), the Partnership hereby grants to the Grantee an award (the “Award”) of the Class 2 Performance LTIP Units listed below (the “LTIP Units”), subject to the terms and conditions of this Notice of Class 2 Performance LTIP Unit Award (the “Notice”), the UDR, Inc. (the “Company”) 1999 Long-Term Incentive Plan (as amended through the date hereof, the “Existing Plan”), to the extent approved and effective, the amendment and restatement of the Existing Plan, to be effective upon UDR, Inc., shareholder approval (the “Restated Plan” and, together with the Existing Plan, the “Plan”), the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., as amended from time to time (the “Partnership Agreement”), and the Class 2 Performance LTIP Unit Agreement (including Appendix A thereto) attached hereto (the “Agreement”).  Unless otherwise provided herein, the capitalized terms in this Notice shall have the same meaning as those defined in the Plan, the Partnership Agreement and/or the Agreement, as applicable.

Award Number
Total Class 2 Performance LTIP Units:	[Units]
Date of Award:	[Date]
Date of Issue Price:	[Date]

Vesting Schedule:

Subject to the Grantee’s continuing employment, except as set forth below, and subject to the other limitations set forth in this Notice, the Agreement, the Partnership Agreement, and the Plan, the LTIP Units will vest only to the extent the established metrics set forth in the Agreement are met for the applicable performance periods set forth in the Agreement.  If the Grantee would become vested in a fraction of an LTIP Unit, such LTIP Unit shall not vest until the Grantee becomes vested in the entire LTIP Unit.

The portions of the Award based upon the Relative Peer TSR Metric, the Relative REIT TSR Metric and the FFO as Adjusted Relative Growth Metric will vest on the date the Committee determines performance (the “Determination Date”) in January or February 20__.  The portions of the Award based upon the FFO as Adjusted Metric will be measured and vest 50% on the Determination Date in January or February 20__ and 50% (the “Earned but Unvested FFO as Adjusted Metric Portion”) on the one-year anniversary thereof.  Employment through the applicable vesting date generally is required except as otherwise provided below.

1

Except as otherwise determined by the Committee, in its sole discretion, vesting shall cease upon the date the Grantee’s employment is terminated for any reason other than a termination (i) due to the Grantee’s death or Disability or (ii) if the Restated Plan is approved by shareholders, (x) by the Company or any Parent or Subsidiary (or any successors thereof) without Cause (as defined in Section 4 of the Agreement) or (y) by the Grantee for Good Reason (as defined in Section 4 of the Agreement), in either case, on or within 12 months following the date of a Change of Control (such termination described in (i) or (ii), a “Qualifying Termination”), and no Unvested Units shall thereafter become vested. If a Qualifying Termination occurs prior to the applicable Determination Date (or, with respect to any Earned but Unvested FFO as Adjusted Metric Portion, prior to the vesting thereof), any Earned but Unvested FFO as Adjusted Metric Portion that is then outstanding will vest in full and all other outstanding Unvested Units will vest at target levels on the date of the Qualifying Termination.  In the event the Grantee’s employment is terminated for any reason other than a Qualifying Termination, and the LTIP Units do not otherwise vest, then all Unvested Units held by the Grantee immediately upon such termination of the Grantee’s employment shall automatically and without any further action thereupon be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right, title or interest in or to the Unvested Units.  Section 14.9 (Acceleration Upon Retirement) of the Plan shall not apply to the LTIP Units.

If (and only if) the Restated Plan is not approved by shareholders, pursuant to Section 14.10 of the Existing Plan, upon the occurrence of a Change of Control any Earned but Unvested FFO as Adjusted Metric Portion that is then outstanding will vest in full and all other outstanding Unvested Units will vest at target levels.  If the Restated Plan is approved by shareholders, the Unvested Units will not vest solely due to a Change of Control pursuant to Section 14.10 of the Existing Plan, but the LTIP Units will be eligible to vest pursuant to Section 14.10 of the Restated Plan due to a Qualifying Termination, as described in the preceding paragraph.

IN WITNESS WHEREOF, the Company, the Partnership and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, the Partnership Agreement and the Agreement.

UDR, Inc.,

a Maryland corporation

By:
Title:

Date: [Date]

United Dominion Realty, L.P.,
a Delaware limited partnership

By: UDR, Inc., a Maryland corporation

By:
Title:

Date: [Date]

2

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE LTIP UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S EMPLOYMENT OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, THE PARTNERSHIP AGREEMENT NOR IN THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee:

_________________________________

[Name]

3

CLASS 2 PERFORMANCE LTIP UNIT AWARD AGREEMENT
under the

UDR, INC.
1999 LONG-TERM INCENTIVE PLAN

1.Grant of LTIP Units.  In consideration of the agreement by the Grantee to provide services to or for the benefit of the Partnership, the Partnership hereby (a) grants to the Grantee an award (the “Award”) of the LTIP Units set forth in the Notice of Class 2 Performance LTIP Unit Award (the “Notice”) to which this Class 2 Performance LTIP Unit Agreement (this “Agreement”) is attached, subject to the terms and provisions of the Notice, this Agreement, the Partnership Agreement and the Plan, and (b) if not already a Partner, admits the Grantee as a Partner of the Partnership on the terms and conditions set forth in the Notice, this Agreement, the Partnership Agreement and the Plan.  The Partnership and the Grantee acknowledge and agree that the LTIP Units are hereby granted to the Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Grantee becoming a Partner.  To the extent not an existing Partner, the Grantee shall be admitted to the Partnership as an additional Limited Partner with respect to the LTIP Units only upon the satisfactory completion of the applicable requirements set forth in the Partnership Agreement, including the requirements set forth in Section 4 of Exhibit H to the Partnership Agreement.  At the request of the Partnership, the Grantee shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Grantee acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement.  The LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in the Notice, this Agreement, the Plan and the Partnership Agreement.
2.Date of Issuance of the LTIP Units.  Notwithstanding anything herein to the contrary the LTIP Units shall be issued as of the Date of Award.
3.Certain Additional Terms of the LTIP Units.  For each of the LTIP Units:
(a)The “Date of Award” is the applicable date identified as such in the Notice.
(b)The “Expiration Date” with respect to any LTIP Unit is the 10th anniversary of the Date of Award.
(c)The “Full Distribution Participation Date” with respect to any LTIP Unit is the Conversion Date on which such LTIP Unit is converted into any portion of one or more Class 2 LTIP Units under Section 12 of Exhibit H to the Partnership Agreement (but in no event earlier than the applicable Determination Date).
(d)The “Initial Sharing Percentage” with respect to any LTIP Unit is ___%.
(e)The “Issue Price” with respect to any LTIP Unit is $_____, which is the REIT Share Value on the Date of Award.
(f)Any LTIP Unit not yet converted under Section 12 of the Partnership Agreement as of immediately after the Expiration Date shall be subject to the Partnership Call Right set forth in Section 7 below.

4.Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Notice, the Plan, the Partnership Agreement and/or Appendix A, as applicable.
(a)“Base Units” means the number of LTIP Units designated as Base Units on Appendix A attached hereto.

(b)“Cause” means, unless an agreement between the Grantee and the Company or a Parent or Subsidiary (or successor thereof) states otherwise, (i) failure by the Grantee to perform the duties of the Grantee to the Company or a Parent or Subsidiary (or successor thereof) (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Grantee to perform his or her duties has not been cured to the satisfaction of the Company or a Parent or Subsidiary (or successor thereof), in its reasonable discretion, within 15 days after written notice of such failure has been given by the Company to the Grantee; (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Grantee; (iii) any action by the Grantee intentionally causing damage to or misappropriation of the Company’s or a Parent’s or Subsidiary’s (or any of their successor’s) assets; (iv) the Grantee’s wrongful disclosure of confidential information of the Company or a Parent or Subsidiary (or successor thereof); (v) the Grantee’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants related to the Company or a Parent or Subsidiary (or successor thereof) to which he or she is subject, and/or (y) the Grantee’s duty of loyalty; (vi) the Grantee’s material breach of any written or published employment policy of the Company; or (vii) performance by the Grantee of his or her employment duties in a manner deemed by the Committee, in its reasonable discretion, to be grossly negligent.

(c)FFO as Adjusted Metric:

(i)	“FFO as Adjusted” means the Company’s 20__ Funds From Operations as Adjusted as reported in Attachment 2, Funds From Operations (unaudited) of the Earnings Press Release Supplement, excluding the impact of acquisition-related costs and adjusted for other non-recurring items, including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and taxable REIT subsidiary property, severance costs, joint venture promotes, disposition fee income, NOI on the sale of non-depreciated real estate owned, casualty related recoveries/charges and legal costs.
(ii)	“FFO as Adjusted Metric” means the following metric, pursuant to which a percentage of __% of the target award will be earned based on the Company’s FFO as Adjusted as follows:

1-Year FFO as Adjusted	Percentage of % Earned*
Below $___	0%
$___ (“threshold”)	50%
$___ (“target”)	100%
$___ (“maximum”)	200%

*If achievement is greater than the threshold and falls between any two points on the chart above, the percentage of 30% of the target award earned will be determined by linear interpolation.

(iii)	“FFO as Adjusted Metric Base Units” means the number of Base Units designated as FFO as Adjusted Metric Base Units on Appendix A attached hereto.

(iv)	“FFO as Adjusted Metric Performance Period” means January 1, 20__ to December 31, 20__.

(v)	“FFO as Adjusted Metric Performance Vesting Percentage” means the percentage determined using the calculation as set forth on Exhibit 3 attached hereto, which is a function of the Company FFO as Adjusted during the FFO as Adjusted Metric Performance Period.

(vi)	“FFO as Adjusted Metric Vested Base Units” means the product of (A) the total number of FFO as Adjusted Metric Base Units, and (B) the applicable FFO as Adjusted Metric Performance Vesting Percentage.

(d) FFO as Adjusted Relative Growth Rate Metric:

(i)	“FFO as Adjusted Relative Growth Rate Metric” means the following metric, pursuant to which a percentage of ___% of the target award may be earned based on the relative spread of the Company’s cumulative 3-year FFO as Adjusted growth rate to the weighted average cumulative 3-year FFO as Adjusted Equivalent for the Apartment Peers (as calculated by management using the methodology set forth on Exhibit 2, excluding non-recurring items) for the Performance Period as follows:

Relative 3-Year FFO as Adjusted Growth Rate	Percentage of % Earned*
Below ___ bps to Weighted Average FFO as Adjusted	0%
___ bps to Weighted Average FFO as Adjusted (“threshold”)	50%
Weighted Average FFO as Adjusted (“target”)	100%
___bps to Weighted Average FFO as Adjusted (“maximum”)	200%

*If achievement is greater than the threshold and falls between any two points on the chart above, the percentage of ___% of the target award earned will be determined by linear interpolation.

Cumulative 3-Year FFO as Adjusted growth rate is the percentage increase in FFO (determined as set forth in Exhibit 2 attached hereto and incorporated herein), excluding the impact of acquisition-related costs and other non-recurring items, including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and taxable REIT subsidiary property, severance costs, joint venture promotes, disposition fee income, NOI on the sale of non-depreciated real estate owned, casualty related recoveries/charges and legal costs.

(ii)	“FFO as Adjusted Relative Growth Rate Metric Base Units” means the number of Base Units designated as FFO as Adjusted Relative Growth Rate Metric Base Units on Appendix A attached hereto.

(iii)	“FFO as Adjusted Relative Growth Rate Metric Performance Period” means January 1, 20__ to December 31, 20__.

(iv)	“FFO as Adjusted Relative Growth Rate Metric Performance Vesting Percentage” means the percentage determined as set forth in the table in Section 2(d)(i) above.

(v)	“FFO as Adjusted Relative Growth Rate Metric Vested Base Units” means the product of (A) the total number of FFO as Adjusted Relative Growth Rate Metric Base Units, and (B) the applicable FFO as Adjusted Relative Growth Rate Metric Performance Vesting Percentage.

(e)“Good Reason” means, unless an agreement between the Grantee and the Company or a Parent or Subsidiary (or successor thereof) states otherwise, a termination of employment by the Grantee within 60 days following the occurrence of (i) a material diminution in, or material adverse alteration to, the Grantee’s title, base salary or other compensation, position, or duties and responsibilities, or (ii) the relocation of the Grantee’s principal office outside the area within a 30 mile radius from the Grantee’s principle place of business prior to the Change of Control or from such other location as may be mutually agreed by the Grantee and the Company, provided that the events described in clauses (i) and (ii) above shall not constitute Good Reason (x) until the Grantee provides written notice to the Company of the existence of such material diminution, material alteration, or relocation, as the case may be, within 30 days of its occurrence and (y) unless such material diminution, material alteration, or relocation, as the case may be, has not been cured within 30 days after written notice of such noncompliance has been given by the Grantee to the Company.

(f)Relative Peer TSR Metric:

(i)	“Relative Peer TSR Metric” means the following metric, pursuant to which a percentage of ___% of the target award may be earned based on the relative spread of the Company’s TSR against the weighted average TSR of each of the large cap apartment REITs, consisting of _________collectively the “Apartment Peers”, for the Relative Peer TSR Metric Performance Period as follows:

*
Relative Cumulative 3-Year TSR Spread to Apartment Peers	Percentage of % Earned*
Below ___bps to Weighted Average TSR	0%
___ bps to Weighted Average TSR (“threshold”)	50%
Weighted Average TSR (“target”)	100%
___ bps to Weighted Average TSR (“maximum”)	200%

*For results between threshold and target, or between target and maximum, the percentage of 35% of the target award earned shall be based on interpolation.

(ii)	“Relative Peer TSR Metric Base Units” means the number of Base Units designated as Relative Peer TSR Metric Base Units on Appendix A attached hereto.

(iii)	“Relative Peer TSR Metric Performance Period” means January 1, 20__ to December, 31 20__.

(iv)	“Relative Peer TSR Metric Performance Vesting Percentage” means the percentage determined as set forth in the table in Section 4(f)(i) above.

(v)	“Relative Peer TSR Metric Vested Base Units” means the product of (A) the total number of Relative Peer TSR Metric Base Units, and (B) the applicable Relative Peer TSR Metric Performance Vesting Percentage.

(g)Relative REIT TSR Metric:

(i)	“Relative REIT TSR Metric” means the following metric, pursuant to which a percentage of ___% of the target award may be earned based on the relative spread of the Company’s TSR against the NAREIT Equity REITs Total Return Index (FNRETR) for the Relative REIT TSR Metric Performance Period as follows:

Relative Cumulative 3-Year TSR Spread vs. REITs	Percentage of % Earned*
Below ___ bps to Weighted Average TSR	0%
___ bps to Weighted Average TSR (“threshold”)	50%
Weighted Average TSR (“target”)	100%
___ bps to Weighted Average TSR (“maximum”)	200%

*For results between threshold and target, or between target and maximum, the percentage of ___% of the target award earned shall be based on interpolation.

(ii)	“Relative REIT TSR Metric Base Units” means the number of Base Units designated as Relative REIT TSR Metric Base Units on Appendix A attached hereto.

(iii)	“Relative REIT TSR Metric Performance Period” means January 1, 20__ to December 31, 20__.

(iv)	“Relative REIT TSR Metric Performance Vesting Percentage” means the percentage determined as set forth in the table in Section 4(g)(i) above.

(v)	“Relative REIT TSR Metric Vested Base Units” means the product of (i) the total number of Relative REIT TSR Metric Base Units, and (ii) the applicable Relative REIT TSR Metric Performance Vesting Percentage.

TSR Calculations

For purposes of the 20__ LTI Program, the Company’s TSR shall be calculated by using the twenty (20)-day trailing average share price (“TSR”) expressed as a percentage rounded to the nearest tenth of a percent (0.10%) at the beginning and end of the performance period, as calculated by management using the methodology set forth in Exhibit 1 attached hereto and incorporated herein for the measurement of TSR. The Committee shall make equitable adjustments to the Company’s TSR and the Grantee’s target numbers of RSUs and/or Units to take into account any extraordinary, unusual or non-recurring corporate events affecting the Company as described in Article 15 of the Plan, such as spin-offs, stock splits, reverse splits, special dividends, recapitalizations, reorganizations, and similar events.

The relative TSR vs. apartment peers shall be calculated by management by taking a weighted average as of the first day of the performance period (using beginning of year equity market capitalization as the weighting) of the three-year apartment peer total shareholder returns and thereafter calculating the difference between the Company’s absolute total shareholder return and the relative comparison, expressed in basis points. Weighted average shall be calculated by management using the methodology set forth on Exhibit 1.

The TSR of each of the member companies comprising the Apartment Peers will be calculated by management using a methodology analogous in all material respects to that used for the calculation of the Company’s TSR, to provide a fair comparison of TSRs. The Committee shall make equitable adjustments to the Company’s TSR and the Grantee’s target numbers of RSUs and/or Units to take into account any extraordinary, unusual or non-recurring corporate events affecting the Apartment Peers as described in Article 15 of the Plan, such as spin-offs, stock splits, reverse splits, special dividends, recapitalizations, reorganizations, and similar events.

To the extent a member of the Apartment Peers ceases to be a separate publicly traded company during the entire performance period, it will be excluded from the calculations of all TSR rankings. To the extent during the performance period a member of the Apartment Peers is the subject of an acquisition proposal or publicly reported speculation regarding acquisition, a going private transaction or other event and such event has an impact (positive or negative) on the member’s TSR, such member will similarly be excluded from the calculations of all TSR rankings. Also, any member of the Apartment Peers that files for bankruptcy during the performance period shall have a minus 100% value assigned to its TSR for purposes of ranking such company within the index.

(h) “Restrictions” means the exposure to forfeiture set forth in the Notice.

(i) “Unvested Unit” means any LTIP Unit that has not become fully vested pursuant to Section 6 hereof and remains subject to the Restrictions.

5.LTIP Units Subject to Partnership Agreement; Transfer Restrictions.  The LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units set forth in Article 9 of the Partnership Agreement.  Any permitted transferee of the LTIP Units shall take such LTIP Units subject to the terms of the Plan, this Agreement, the Notice and the Partnership Agreement.  Any such permitted transferee must, upon the request of the

Partnership, agree to be bound by the Plan, the Partnership Agreement, the Notice and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require.  Any sale, transfer, exchange, redemption, assignment, pledge, hypothecation or other encumbrance (each, a “Transfer”) of the LTIP Units which is not made in compliance with the Plan, the Partnership Agreement, the Notice and this Agreement shall be null and void and of no effect.  Notwithstanding any other provision of this Agreement, without the consent of the Committee (which it may give or withhold in its sole discretion), the Grantee shall not convert the LTIP Units (or any corresponding Class 2 LTIP Units into which the Class 2 Performance LTIP Units convert) into Partnership Common Units or Transfer (including by means of a redemption but excluding any conversion of Class 2 Performance LTIP Units to Class 2 LTIP Units) the LTIP Units or any corresponding Class 2 LTIP Units into which the Class 2 Performance LTIP Units convert, in each case whether vested or unvested, until the earlier of (i) the occurrence of, and in connection with, a Change of Control (or such earlier time as is necessary in order for the Grantee to participate in such Change of Control transaction with respect to LTIP Units and receive the consideration payable with respect thereto in connection with such Change of Control) and (ii) the expiration of the two (2) year period following the Date of Award set forth in the Notice, other than by will or the laws of descent and distribution.
6.Performance Vesting.
(a)FFO as Adjusted Metric Units.  As soon as reasonably practicable (but in no event more than 60 days) following the completion of the FFO as Adjusted Metric Performance Period, the Committee shall determine: the Company FFO as Adjusted; the FFO as Adjusted Metric Performance Vesting Percentage  and the number of LTIP Units granted hereby that have become FFO as Adjusted Metric Vested Base Units, in each case as of the completion of the  FFO as Adjusted Metric Performance Period.  Upon such determination by the Committee (the “FFO Determination Date”), the Restrictions set forth in the Notice shall lapse with respect to fifty-percent (50%) of the FFO as Adjusted Metric Performance Vested Base Units and such FFO as Adjusted Metric Performance Vested Base Units shall become fully vested subject to Grantee’s continued employment through the Determination Date, except as provided in the Notice or as otherwise determined by the Committee, in its sole discretion.  The Restrictions shall lapse with respect to the remaining fifty-percent (50%) of the FFO as Adjusted Metric Performance Vested Base Units and such FFO as Adjusted Metric Performance Vested Base Units shall become fully vested on the first anniversary of the FFO Determination Date, subject to Grantee’s continued employment through such date, except as provided in the Notice or as otherwise determined by the Committee, in its sole discretion.  Any FFO as Adjusted Metric Base Units granted hereby which have not become FFO as Adjusted Metric Performance Vested Base Units as of the FFO Determination Date will automatically be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right to or interest in such FFO as Adjusted Metric Base Units.
(b)Relative Peer TSR Metric Units.  As soon as reasonably practicable (but in no event more than 60 days) following the completion of the Relative Peer TSR Metric Performance Period, the Committee shall determine: the Company’s TSR; the Relative Peer TSR Performance Vesting Percentage; and the number of LTIP Units granted hereby that have become Relative Peer TSR Metric Vested Base Units, in each case as of the completion of the Relative Peer TSR Metric Performance Period.  Upon such determination by the Committee (the “Relative Peer TSR Metric Determination Date”), the Restrictions shall lapse with respect to the Relative Peer TSR Metric Performance Vested Base Units and such Relative Peer TSR Metric Performance Vested Base Units shall become fully vested subject to Grantee’s continued employment through the Relative Peer TSR Metric Determination Date, except as provided in the Notice or as otherwise determined by the Committee, in its sole discretion.  Any Relative Peer TSR Metric Base

Units granted hereby which have not become Relative Peer TSR Metric Performance Vested Base Units as of the Relative Peer TSR Metric Determination Date will automatically be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right to or interest in such Relative Peer TSR Metric Base Units.
(c)Relative REIT TSR Metric Units.  As soon as reasonably practicable (but in no event more than 60 days) following the completion of the Relative REIT TSR Metric Performance Period, the Committee shall determine: the extent to which the Relative REIT TSR Metric has been achieved; the Relative REIT TSR Metric Performance Vesting Percentage; and the number of LTIP Units granted hereby that have become Relative REIT TSR Metric Vested Base Units, in each case as of the completion of the Relative REIT TSR Metric Performance Period.  Upon such determination by the Committee (the “Relative REIT TSR Determination Date”), the Restrictions shall lapse with respect to the Relative REIT TSR Metric Performance Vested Base Units and such Relative REIT TSR Metric Performance Vested Base Units shall become fully vested, subject to Grantee’s continued employment through such vesting date, except as provided in the Notice or as otherwise determined by the Committee, in its sole discretion.  Any Relative REIT TSR Metric Base Units granted hereby which have not become Relative REIT TSR Metric Performance Vested Base Units as of the Relative REIT TSR Determination Date will automatically be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right to or interest in such Relative REIT TSR Metric Base Units.
(d)FFO as Adjusted Relative Growth Rate Metric Units.  As soon as reasonably practicable (but in no event more than 60 days) following the completion of the FFO as Adjusted Relative Growth Rate Metric Performance Period, the Committee shall determine: the extent to which the FFO as Adjusted Relative Growth Rate has been achieved; the FFO as Adjusted Relative Growth Rate Metric Performance Vesting Percentage; and the number of LTIP Units granted hereby that have become  FFO as Adjusted Relative Growth Rate Metric Vested Base Units, in each case as of the completion of the  FFO as Adjusted Relative Growth Rate Metric Performance Period.  Upon such determination by the Committee (the “FFO as Adjusted Relative Growth Rate Determination Date”), the Restrictions shall lapse with respect to the FFO as Adjusted Relative Growth Rate Metric Performance Vested Base Units and such FFO as Adjusted Relative Growth Rate  Metric Performance Vested Base Units shall become fully vested, subject to Grantee’s continued employment through such vesting date, except as provided in the Notice or as otherwise determined by the Committee, in its sole discretion.  Any FFO as Adjusted Relative Growth Rate Metric Base Units granted hereby which have not become FFO as Adjusted Relative Growth Rate Metric Performance Vested Base Units as of the FFO as Adjusted Relative Growth Rate Determination Date will automatically be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right to or interest in such FFO as Adjusted Relative Growth Rate Metric Base Units.

7.Partnership Call Right.  Any LTIP Unit granted hereunder, upon becoming an Expired Performance LTIP Unit under the Partnership Agreement, shall be subject to purchase by the Partnership or its designee under this Section 7 (such repurchase right, the “Partnership Call Right”).  A Partnership Call Right may be exercised with respect to any Expired Performance LTIP Unit by (a) the delivery of a notice (a “Partnership Call Right Notice”) in the form attached hereto as Appendix C to the holder of the applicable Performance LTIP Units no more than thirty (30) days prior to the Call Date specified in such Partnership Call Right Notice, and (b) the payment of the applicable purchase price no later than the applicable Call Date.  The purchase price for any Expired Performance LTIP Unit being purchased under the Partnership Call Right will be the fair market value of such Units as of the applicable Call Date, as determined by the General Partner in its sole discretion.  The General Partner may, in its sole discretion, permit any Partnership Call Right to be exercised by the Partnership or its designee, and the purchase price payable in respect of any Partnership Call Right may be paid in any combination of immediately available funds and REIT Shares (valued using the REIT Share Value as of the applicable Call Date), as determined by the General Partner in its sole discretion.  Each Partnership Call Right Notice shall be provided in the manner provided in Section 12.01 of the Partnership Agreement.  Section 5(b) of Exhibit H of the Partnership Agreement shall not apply to any LTIP Unit purchased pursuant to a Partnership Call Right unless the purchasing party is the Partnership.
8.Delivery of Units.   The LTIP Units will be registered in the name of the Grantee and may be held by the Company or the Partnership prior to the vesting of such LTIP Units as provided in the Notice and this Agreement (the “Restricted Period”).  Any certificate for LTIP Units issued during the Restricted Period shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE LTIP UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A NOTICE OF CLASS 2 PERFORMANCE LTIP UNIT AWARD AND CLASS 2 PERFORMANCE LTIP UNIT AGREEMENT DATED [DATE] BETWEEN THE REGISTERED OWNER OF THE LTIP UNITS REPRESENTED HEREBY, UDR, INC. AND UNITED DOMINION REALTY, L.P.  RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF UDR, INC.

At the Company’s or the Partnership’s request, the Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units, or to effectuate the transfer or surrender of such Unvested Units to the Partnership.  In addition, if requested, the Grantee shall deposit with the Company or the Partnership, a stock/unit power, or powers, executed in blank and sufficient to re-convey the Unvested Units to the Company or the Partnership upon termination of the Grantee’s service during the Restricted Period, in accordance with the provisions of the Notice and this Agreement.

9.Determinations by Committee.  Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to the Company’s Relative Peer TSR Metric, Relative REIT TSR Metric, FFO as Adjusted Metric and FFO as Adjusted Relative Growth Rate Metric) shall be made by the Committee and shall be applied consistently and uniformly to all similar

Awards granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Stock).  In making such determinations, the Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or the valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons. In addition, the Committee, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Award (including, without limitation, the methodology for calculating the Company’s Relative Peer TSR Metric, Relative REIT TSR Metric, FFO as Adjusted Metric and FFO as Adjusted Relative Growth Rate Metric), other than the Relative Peer TSR Metric Performance Vesting Percentage, the Relative REIT TSR Metric Performance Vesting Percentage, the FFO as Adjusted Metric Performance Vesting Percentage and the FFO as Adjusted Relative Growth Rate Metric Performance Vesting Percentage, as necessary or desirable to account for events affecting the value of the Stock or Company FFO as Adjusted which, in the discretion of the Committee, are not considered indicative of Company performance, which may include events such as the issuance of new stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.
10.Covenants, Representations and Warranties.   The Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Grantee and his or her spouse, if applicable, that:
(a)Investment.  The Grantee is holding the LTIP Units for the Grantee’s own account, and not for the account of any other person or entity.  The Grantee is holding the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)Relation to the Partnership.  The Grantee is presently an executive officer of the Company, which is the sole general partner of the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c)Access to Information.  The Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d)Registration.  The Grantee understands that the LTIP Units have not been registered under the 1933 Act, and the LTIP Units cannot be transferred by the Grantee unless such transfer is registered under the 1933 Act or an exemption from such registration is available.  The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the 1933 Act.  The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the 1933 Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the 1933 Act, will be available.  If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months after the issuance of the LTIP Units and then not unless the terms and conditions of Rule 144 have been satisfied.

(e)Public Trading.  None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)Tax Advice.  The Partnership has made no warranties or representations to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences.  The Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83, 704, and 707 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes.  In the event that those proposed regulations or similar regulations become final or temporary regulations, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.  Further, Congress recently enacted, and proposed Treasury Regulations were recently issued under, Section 1061 of the Code, which materially alters the taxation of “profits interests” issued in connection with the provision of services.  The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

11.Capital Account.   The Grantee shall make no contribution of capital to the Partnership in connection with the issuance of the LTIP Units and, as a result, the Grantee’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units..
12.Restrictions on Public Sale by the Grantee.   To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and for a period of up to 180-days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).
13.Conformity to Securities Laws.   The Grantee acknowledges that the Plan, the Notice and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to, the 1933 Act and the 1934 Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the 1934 Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and this award of LTIP Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.Taxes.
(a)Tax Liability.  The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the LTIP Units, the subsequent sale of any LTIP Units and the receipt of any Partnership distributions.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.  For purposes of this Award, “Related Entity” shall mean a Parent or Subsidiary.
(b)Payment of Withholding Taxes.  Prior to any event in connection with the Award that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
(c)Section 83(b) Election.  The Grantee covenants that the Grantee shall make timely elections under Section 83(b) of the Code (and any comparable election in the state of the Grantee’s residence) with respect to the LTIP Units, and the Partnership hereby consents to the making of such election(s).  In connection with such election, the Grantee and the Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership.  A form of election under Section 83(b) of the Code is attached hereto as Appendix B.  The Grantee represents that the Grantee has consulted any tax advisor(s) that the Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Grantee requests that the Company, the Partnership or any representative thereof make such filing on the Grantee’s behalf. The Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
15.Profits Interests.   The Partnership and the Grantee intend that (i) the LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan, the Notice and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to each issuance of the LTIP Units, the Partnership may revalue all Partnership assets for Capital Account purposes to their respective gross fair market values (as determined for purposes of Treasury Regulations Section 1.704-1), and make the resulting adjustments to the Capital Accounts of the Partners, in each case, as set forth in the Partnership Agreement.
16.Ownership Information.   The Grantee hereby covenants that so long as the Grantee holds any LTIP Units, at the request of the Partnership, the Grantee shall disclose to the Partnership in writing such information relating to the Grantee’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
17.Entire Agreement; Governing Law.  The Notice, the Plan, the Partnership Agreement and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company, the Partnership and the Grantee.  These agreements are to be construed in accordance with and governed by the internal laws of the State of Maryland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties.  Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
18.Construction.  The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive unless the context clearly requires otherwise.
19.Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Partnership Agreement or this Agreement shall be submitted by the Grantee, the Partnership or the Company to the Committee.  The resolution of such question or dispute by the Committee shall be final and binding on all persons.
20.Venue and Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Partnership Agreement or this Agreement shall be brought exclusively in the United States District Court for Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 20 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
21.Plan Controls.   The terms contained in the Plan are incorporated into and made a part of the Notice and this Agreement, and the Notice and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of the Notice and this Agreement, the provisions of the Plan shall be controlling and determinative.
22.Successors.   The Notice and this Agreement shall be binding upon any successor of the Company or the Partnership, in accordance with the terms of the Notice, this Agreement and the Plan.
23.Severability.   If any one or more of the provisions contained in the Notice or this Agreement is invalid, illegal or unenforceable, the other provisions of the Notice and this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

24.Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
25.Amendment.   The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.
26.Amendment and Delay to Meet the Requirements of Section 409A.  The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.  In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units.  The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

APPENDIX A

Definitions

Capitalized terms not defined herein shall have the meanings set forth in the Class 2 Performance LTIP Unit Agreement to which this Appendix is attached.

“Base Units” means _______ Class 2 Performance LTIP Units.1

“FFO as Adjusted Metric Base Units” means _______ Base Units.2

“FFO as Adjusted Relative Growth Rate Metric Base Units” means _______ Base Units.3

“Relative PEER TSR Metric Base Units” means _______Base Units.4

“Relative REIT TSR Metric Base Units” means _______ Base Units.5

“TSR Calculation” shall be calculated as set forth on Exhibit 1 or Exhibit 2, attached hereto, as applicable.

.

1 Total number of Base Units will represent total base units (Relative Peer TSR Metric Base Units + Relative REIT TSR Metric Base Units + FFO as Adjusted Metric Base Units + FFO as Adjusted Relative Growth Rate Metric Base Units) at target performance, and will exclude the estimated number of units attributable to dividend value.

2 FFO as Adjusted Metric Base Units will represent __% of the total Base Units.

3 FFO as Adjusted Relative Growth Rate Metric Base Units will represent __% of the total Base Units.

4 Relative PEER TSR Metric Base Units will represent __% of the total Base Units.

5 Relative REIT TSR Metric Base Units will represent __% of the total Base Units.

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APPENDIX B

FORM OF SECTION 83(b) ELECTION

[Attached]

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ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:

ADDRESS:

TAXABLE YEAR:

The name, taxpayer identification number and address of the undersigned’s spouse are (complete if applicable):

SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:

ADDRESS:

2.The property which is the subject of this election is <LTIPS_GRANTED> Class 2 Performance LTIP Units (the “Units”) of United Dominion Realty, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.The date on which the above property was transferred to the undersigned was <Date>.

4.The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances and/or to the extent that certain performance conditions are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company.  In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5.The fair market value of the above property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0.

6.The amount paid for the above property by the undersigned was $0.

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7.The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of this election will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Dated: _________________	____________________________________ <GRANTEE NAME>
Dated: _________________	____________________________________ <SPOUSE NAME>

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APPENDIX C

PARTNERSHIP CALL RIGHT NOTICE

United Dominion Realty, L.P. (the “Partnership”) hereby irrevocably elects, in accordance with the terms of Section 7 of that certain Class 2 Performance Unit Award Agreement dated as of [Date] by and between the Partnership and [Grantee] (the “Award Agreement”), to exercise the Partnership Call Right with respect to certain Expired Performance LTIP Units that were issued under such agreement (the “Expired Class 2 Performance LTIP Units”). The Call Date applicable to such exercise and the subject Expired Class 2 Performance LTIP Units are set forth below. In accordance with the terms of the Award Agreement, you will be paid the fair market value of such Class 2 Performance LTIP Units as of the Call Date, as determined in the sole discretion of the General Partner of the Partnership, which price the General Partner subsequently will provide on the Call Date if not stated below. Such amount may be paid in cash or in stock of UDR, Inc., a Maryland corporation, or in any combination thereof, as determined by the General Partner in its sole discretion.

Name of Expired Class 2 Performance LTIP Unit Holder:

Name as Registered with Partnership

Number of Expired Class 2 Performance LTIP Units to be Purchased:

Date of Award of Expired Class 2 Performance LTIP Units to be Purchased:

Call Date:

Aggregate Purchase Price:

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